UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 5, 2008

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Parkway, Somerville, New Jersey	08876
(Address of principal executive offices)	(Zip Code)

(908) 722-4800
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 5, 2008, Tekni-Plex, Inc., a Delaware Corporation (the “Company”), successfully completed consent solicitations (the “Consent Solicitations”) related to its outstanding 10.875% Senior Secured Notes due 2012 (the “2012 Notes”) and its 8.75% Senior Secured Notes due 2013 (the “2013 Notes” and, together with the 2012 Notes, the “Notes”). The Company was soliciting consents to waive and amend certain covenants in (i) the Indenture, dated as of June 10, 2005, by and among the Company, each of the guarantors party thereto (the “Guarantors”) and HSBC Bank USA, National Association, as trustee (the “Trustee”), pursuant to which the 2012 Notes were issued (the “2012 Indenture”) and (ii) the Indenture, dated as of November 21, 2003, by and among the Company, the Guarantors and the Trustee, pursuant to which the 2013 Notes were issued (the “2013 Indenture” and, together with the 2012 Indenture, the “Indentures”).

The Consent Solicitations expired at 5:00 p.m. New York City time on December 2, 2008, and at that time the Company had received consents to the Waivers, Supplemental Indentures and Amended and Restated Intercreditor Agreement (as described below) from the holders of a majority in aggregate principal amount of the 2012 Notes and the 2013 Notes, respectively (other than Notes disregarded in accordance with the terms of the Indentures governing the Notes). The Company paid a consent fee in the sum of $1,317,710.00, pro-rata, to those holders of Notes who delivered valid unrevoked consents in the Consent Solicitations.

WAIVERS

On December 5, 2008 the Company, the Guarantors and the Trustee entered into: (i) a waiver (the “2012 Waiver”) under the 2012 Indenture and (ii) a waiver (together with the 2012 Waiver, the “Waivers”) under the 2013 Indenture.

The Waivers provide for (i) a waiver of the Company’s failure to comply with Section 4.03 of the Indentures which require the Company to file an Annual Report on Form 10-K for the fiscal year ended June 27, 2008 and a Quarterly Report on Form 10-Q for the fiscal period ended September 26, 2008 with the Securities and Exchange Commission (“SEC”) and (ii) a waiver of the Company’s failure to comply with Section 4.04 of the Indentures which require the Company to deliver an Officers’ Certificate to the Trustee in connection with its fiscal year ended June 27, 2008 stating that, among other things, the Company is not in default in the performance or observance of any of the terms, provisions and conditions of the Indentures or the Security Documents (as defined in the Indentures).

SUPPLEMENTAL INDENTURES

On December 5, 2008 the Company, the Guarantors and the Trustee entered into: (i) a Supplemental Indenture (the “2012 Supplemental Indenture”) under the 2012 Indenture and (ii) a Supplemental Indenture (together with the 2012 Supplemental Indenture, the “Supplemental Indentures”) under the 2013 Indenture.

The Supplemental Indentures provide for a suspension through December 30, 2009 (the “Filing Suspension Period”) of the Company’s obligations under each of the Indentures to file Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, and Current Reports on Form 8-K with the SEC.

During the Filing Suspension Period, the Company will use its reasonable efforts to provide the Trustee and the holders of the Notes with certain unaudited quarterly and annual financial information.

Except as described above, the material terms of the Indentures are substantially unchanged.

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

On December 5, 2008 the Company, the Guarantors, the lenders party thereto and the Trustee entered into an amendment to the Access, Use and Intercreditor Agreement, dated as of June 10, 2005, by and among the Company, the Guarantors, the lenders party thereto and the Trustee (the “Amended and Restated Intercreditor Agreement”), to reflect the incurrence by the Company of a new $15,000,000 term loan secured by the Collateral (as defined therein) in favor of Citicorp USA, Inc. and the lenders party thereto.

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the material modification of the rights of the holders of the Company’s Notes is incorporated by reference into this item 3.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Date:  December 8, 2008